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                                                                    EXHIBIT 11.1

                              COLLAGEN CORPORATION

                   Statement Regarding Weighted Average Common
                      and Common Equivalent Shares Used in
                         Computation of Per Share Income

Years Ended June 30,                                           1997          1996          1995
-------------------------------------------------------    ----------    ----------    ----------
(In thousands, except per share amounts)
Net income                                                 $    7,371    $   26,652    $    8,760
                                                           ==========    ==========    ==========
Primary
Common Stock                                                    8,804         8,915         9,270
Stock Options (treasury stock method)                             126           160           190
                                                           ----------    ----------    ----------
Weighted average number of common and common equivalent
         shares outstanding                                     8,930         9,075         9,460
                                                           ==========    ==========    ==========

Earnings per share - primary                               $      .83    $     2.94    $      .93
                                                           ==========    ==========    ==========
Fully Diluted

Common Stock                                                    8,804         8,915         9,270
Stock Options (treasury stock method)                             128           189           211
                                                           ----------    ----------    ----------
Weighted average number of common and common equivalent
         shares outstanding                                     8,932         9,104         9,481
                                                           ==========    ==========    ==========
Earnings per share - fully diluted                                NA*           NA*           NA*
                                                           ==========    ==========    ==========


----------

*  Not applicable - dilution less than 3%



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